Press Release

FOR IMMEDIATE RELEASE

Pike Electric Reports Fiscal Third Quarter Results

MT. AIRY, N.C., May 10, 2010 – Pike Electric Corporation (NYSE: PIKE), a leading energy solutions provider, today announced results for its fiscal third quarter ended March 31, 2010.  Total revenues were $120.9 million, compared to $154.9 million in the third quarter of fiscal 2009.  The Company had a net loss of $2.0 million, or $(0.06) per diluted share, compared to net income of $8.3 million, or $0.25 per diluted share, in the third quarter last year.

Total revenues in the nine months ended March 31, 2010 were $383.3 million, compared to $485.0 million in the same period last year.  The Company had a net loss of $9.4 million, or $(0.28) per diluted share in the nine months ended March 31, 2010, compared to net income of $29.1 million, or $0.86 per diluted share in the same period last year.  The net loss for the nine months ended March 31, 2010 includes a pre-tax restructuring charge of $9.0 million ($5.5 million or $0.17 per diluted share on an after tax basis) primarily related to the Company’s distribution business.

Core revenue, which represents ongoing services, totaled $98.6 million this quarter and $340.6 million for the nine months ended March 31, 2010.  By comparison, core revenue totaled $100.7 million and $342.2 million, respectively, for the three months and nine months ended March 31, 2009.  Lower distribution revenues continued to more than offset the Company’s combined growth in engineering, substation and transmission revenues.

Storm restoration revenue totaled $22.3 million in the third quarter and $42.7 million for the nine months ended March 31, 2010.  By comparison, storm restoration revenue totaled $54.2 million and $142.8 million, respectively, for the three months and nine months ended March 31, 2009, which included near-record storm restoration revenues due to damages caused by Midwest winter storms in the third quarter and Hurricanes Gustav and Ike in the first quarter of fiscal 2009.  Storm restoration revenue, which represents incremental revenue opportunities created by inclement weather conditions or natural disasters, are highly volatile and unpredictable.

“Our diversified services, including siting, engineering, substation and transmission, continue to grow on a combined basis and provide new market opportunities.  We are focused on strengthening the Company by diversifying our revenue mix which includes renewable opportunities.  Savings from our restructuring efforts completed at the end of the second quarter helped mitigate some of the near-term margin pressure and will continue to benefit the business going forward,” said J. Eric Pike, Chairman and CEO.

Mr. Pike added, “Our distribution business remains under significant pressure due to continued reduction in utility distribution spending  and significant productivity difficulties during an extremely wet winter in our service territory.  However, we are starting to see signs of a rebound in customer distribution spending and are adding headcount.  Along with improved business levels, we will appropriately control costs and improve margins in the coming quarters.”

Conference Call
The Company will host a conference call at 5:00 p.m. Eastern Time today. The call can be accessed by dialing (888) 378-4380, or (719) 325-2329 for international callers.  Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company’s website at www.pike.com.  Click on the “Investor Center” home page and scroll down to “Upcoming Events” to access the event.

A replay will be available shortly after the call and can be accessed by dialing (719) 457-0820; the passcode for the replay is 4855235.  The replay will remain available until midnight Eastern on May 17.  An on-demand replay of the conference call will also remain available in the “Investor Center” of the Company’s website at www.pike.com for a limited time following the conclusion of the call.

About Pike
Pike Electric is a leading provider of energy solutions to over 200 investor-owned, municipal and cooperative utilities in the United States. Our comprehensive services include siting, permitting, engineering design, installation, maintenance and repair of power delivery systems, including renewable energy projects. Our common stock is traded on the New York Stock Exchange under the symbol PIKE.  For more information, visit us online at www.pike.com.

Safe Harbor
This press release and other statements we make from time to time in the future may contain forward-looking statements that relate to Pike Electric's plans, objectives and future estimates. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this release. The terms "should," "believe," "plan," "expect," "anticipate," "estimate," "intend" and "project" and similar words or expressions are intended to identify forward-looking statements. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statements. For a more detailed list of such risks, uncertainties and other factors, please refer to the Risk Factor section of Pike Electric's Annual Reports on Form 10-K and in its other periodic filings with the Securities and Exchange Commission. Pike Electric makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date of this release that may affect the accuracy of any forward-looking statement, except as may be required by applicable law.

Investor Relations Contact:
(336) 719-4622
investorrelations@pike.com

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PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three months ended March 31,		Nine months ended March 31,
	2010	2009	2010	2009
Core	$98,643	$100,681	$340,587	$342,212
Storm restoration	22,288	54,240	42,762	142,802
Total revenues	120,931	154,921	383,349	485,014
Cost of operations	110,500	126,792	344,287	393,488

Gross profit	10,431	28,129	39,062	91,526
General and administrative expenses	12,007	12,137	38,261	36,607
Loss on sale and impairment of property and equipment	240	1,096	1,202	1,949
Restructuring expenses	59	-	8,983	-

(Loss) income from operations	(1,875)	14,896	(9,384)	52,970
Other expense (income):
Interest expense	1,441	2,162	6,085	7,228
Other, net	(49)	(238)	(229)	(746)
Total other expense	1,392	1,924	5,856	6,482

(Loss) income before income taxes	(3,267)	12,972	(15,240)	46,488
Income tax (benefit) expense	(1,236)	4,702	(5,802)	17,378

Net (loss) income	$(2,031)	$8,270	$(9,438)	$29,110

Net (loss) earnings per share:
Basic	$(0.06)	$0.25	$(0.28)	$0.88
Diluted	$(0.06)	$0.25	$(0.28)	$0.86

Shares used in computing (loss) earnings per share:
Basic	33,149	33,036	33,119	33,011
Diluted	33,149	33,703	33,119	33,733

PIKE ELECTRIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	March 31,	June 30,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51,683	$43,820
Accounts receivable from customers, net	61,853	57,766
Costs and estimated earnings in excess of billings on uncompleted contracts	45,188	46,674
Inventories	7,078	7,718
Prepaid expenses and other	5,512	5,481
Assets held for sale	1,754	825
Deferred income taxes	11,367	13,649
Total current assets	184,435	175,933
Property and equipment, net	195,942	222,539
Goodwill	106,123	106,865
Other intangibles, net	37,619	40,139
Deferred loan costs, net	3,616	2,028
Other assets	1,903	1,465
Total assets	$529,638	$548,969

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,138	$13,231
Accrued compensation	21,174	23,002
Billings in excess of costs and estimated earnings on uncompleted contracts	4,178	5,176
Accrued expenses and other	7,293	8,301
Current portion deferred compensation	-	1,402
Current portion of insurance claim accruals	24,111	26,442
Total current liabilities	71,894	77,554
Long-term debt	140,500	140,500
Insurance and claim accruals, net of current portion	7,263	7,335
Deferred compensation, net of current portion	5,773	5,563
Deferred income taxes	49,168	57,251

Other liabilities	2,852	3,801
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share; 100,000 shares authorized; no shares issued and outstanding	-	-
Common stock, par value $0.001 per share; 100,000 shares authorized; 33,530 and 33,462 shares issued and outstanding at March 31, 2010 and June 30, 2009, respectively	6,427	6,427
Additional paid-in capital	156,587	153,035
Accumulated other comprehensive loss, net of taxes	-	(1,109)
Retained earnings	89,174	98,612
Total stockholders’ equity	252,188	256,965
Total liabilities and stockholders’ equity	$529,638	$548,969